For: YTB International, Inc.

Investor Contacts:
Garth Russell / Yemi Rose
KCSA Worldwide
212-896-1250/ 212-896-1233

YTB INTERNATIONAL ANNOUNCES RESULTS OF 2007 ANNUAL MEETING
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WOOD RIVER, Ill., June 13, 2007 - YTB International, Inc. (OTC BB: YTBL.PK) today announced the results of its 2007 Annual Meeting of Stockholders that took place on June 11, 2007. All six proposals submitted by YTB’s Board of Directors to the Company’s stockholders were approved at the meeting. The approved proposals include, the reelection of each of the nine current members of the Company’s Board of Directors, the ratification of the Company’s appointment of UHY LLP as its independent public accountants for the fiscal year ending December 31, 2007, and an amendment and restatement of the Company’s Certificate of Incorporation to classify the Company’s Board of Directors into three classes of directors serving staggered three-year terms.

The shareholders also approved the amendment and restatement of the Company’s Certificate of Incorporation to require the approval of the greater of (a) a majority of the outstanding stock of the Company entitled to vote, and (b) sixty-six percent (66%) of the voting power of all shares present in person or by proxy and voting on a given matter, to enter into certain fundamental transactions involving the merger, sale of all, or substantially all, assets or change in control of the Company, if such transaction is not approved by the Company’s Board of Directors.

At the annual meeting, the shareholders also approved the amendment and restatement of the Company’s Certificate of Incorporation to authorize the issuance of two classes of common stock, Class A and Class B, and to increase the Company’s total authorized capital. This amendment will enable a reclassification of the Company’s existing common stock pursuant to which shareholders will exchange each share of existing common stock currently held for two shares of Class B and one share of Class A common stock. The effective date of the reclassification will be determined shortly (at which time the Company will notify its shareholders) and is expected to be at some point in late July 2007.

Finally, the shareholders approved the “2007 Sales Director Bonus Plan,” which is an equity compensation plan under which performance-based grants consisting of discounted stock options exercisable for up to an aggregate of 40,000,000 shares of Class A Common Stock may be granted to the Company’s qualifying sales directors.

A further and more detailed explanation of the matters voted upon and approved at the Annual Meeting may be found in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities & Exchange Commission on April 24, 2007.

About YTB International
YTB International, Inc. provides Internet-based travel booking services for travel agencies and home-based independent representatives in the United States, Puerto Rico, and the US Virgin Islands. It operates through three subsidiaries: YourTravelBiz.com, Inc., YTB Travel Network, Inc., and REZconnect Technologies, Inc. YourTravelBiz.com division focuses on marketing on-line travel agencies through a nationwide network of independent business people, known as “Reps.” YTB Travel Network division establishes and maintains travel vendor relationships, books travel transactions of on-line travel agents (RTAs, now numbering over 98,000), collects travel payments and licensing fees, and processes travel commissions. Each RTA sells travel through a personalized Internet-based travel Website. The REZconnect Technologies division builds online reservation systems for suppliers within the travel industry.

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

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This document is available on the KCSA Worldwide Website at www.kcsa.com.